January 10, 1997


The Price REIT, Inc.
7979 Ivanhoe Avenue
Suite 524
La Jolla, California 92036

Attention:  George M. Jezek
            Executive Vice President

Re: Amended and Restated Credit Agreement, Dated as of November 1, 1995, among The Price REIT, Inc. ("Borrower"), Morgan Guaranty Trust Company of New York, as Agent ("Agent") and the Banks named therein, as modified by the letter, dated December 20, 1995, by the letter, dated March 22, 1996 and by the letter, dated October 21, 1996 (as so amended, the "Credit Agreement")

Dear George:

     Reference is hereby made to the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

     (1) Effective as of January 1, 1997, the following portion of the first sentence of Section 2.10(a) of the Credit Agreement is hereby deleted: "; provided, however, if in any quarter the average daily unused portion of each Bank's Revolving Commitment is less than 50% of such Bank's Revolving Commitment, then the commitment fee shall be three-eighths (.375%) percent per annum for such quarter."

     (2) Except as set forth above, the Credit Agreement shall continue unmodified and remain in full force and effect.

     (3) This letter may be executed in any number of counterparts, all of which taken together shall constitute but one and the same instrument.

     (4) This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

     Please indicate your agreement with the foregoing by signing the enclosed copy of this letter in the space provided below and returning it to the Agent.

                                     Very truly yours,

                                     MORGAN GUARANTY TRUST COMPANY,
                                       as Agent

                                     By: /TIMOTHY O'DONOVAN/
                                         -------------------
                                         Name:  Timothy O'Donovan
                                         Title: Vice President

                                     MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as a Bank

                                     By: /TIMOTHY O'DONOVAN/
                                         -------------------
                                         Name:  Timothy O'Donovan
                                         Title: Vice President

                                     WELLS FARGO BANK, N.A. as a
                                       Bank

                                     By: /KAY SKIDMORE/
                                         --------------
                                         Name:  Kay Skidmore
                                         Title: Vice President

                                     CORESTATES BANK, N.A. as a
                                       Bank

                                     By: /WILLIAM J. LLOYD, JR./
                                         -----------------------
                                         Name: William J. Lloyd, Jr.
                                         Title:Vice President


Accepted and Agreed to:

THE PRICE REIT, INC.

By: /GEORGE M. JEZEK/
    -----------------
    Name:  George M. Jezek
    Title: Executive Vice
           President

Dated:  January 16, 1997






        Exhibit 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES


                                    For the Three
                                     Months Ended     Year ended December 31,
                                    March 31, 1997         1996       1995
                                    -----------------------------------------
Net Income                             $ 5,446           $16,919    $16,386
Interest                                 3,204            11,826      7,070
Less interest capitalized
 during the period                        (374)             (469)      (415)
Amortization of deferred
 loan fees and discount                    195               714        284
                                    -----------------------------------------
        Earnings                       $ 8,471           $28,990    $23,325
                                    =========================================

Interest                                 3,204            11,826      7,070
Amortization of deferred
 loan fees and discount                    195               714        284
                                    -----------------------------------------
                                       $ 3,399           $12,540    $ 7,354
                                    =========================================

Ratio of Earnings to
 Fixed Charges                            2.49              2.31       3.17
                                    =========================================



                                        Year ended December 31,
                                        1994       1993        1992
                                    -----------------------------------
Net Income                            $16,904    $ 9,128     $ 4,118
Interest                                4,319      4,287       3,203
Less interest capitalized
 during the period                       (234)       (30)         -
Amortization of deferred
 loan fees and discount                   152         99          17
                                    -----------------------------------
        Earnings                      $21,141    $13,484       7,338
                                    ===================================

Interest                                4,319      4,287       3,203
Amortization of deferred
 loan fees and discount                   152         99          17
                                    -----------------------------------
                                      $ 4,471    $ 4,386     $ 3,220
                                    ===================================

Ratio of Earnings to
 Fixed Charges                           4.73       3.07        2.28
                                    ===================================





Exhibit 15.1 Letter Regarding Unaudited Interim Financial   Information




May 14, 1997
The Board of Directors
The Price REIT, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 33-75548; Form S-8 No. 33-87812; and Amendment No. 1 to Form S-3 No. 333-16787 and related Prospectus) of the Price REIT, Inc. for the registration of 500,000 shares of its common stock; 600,000 shares of its common stock; and an aggregate maximum total of $175,000,000 of debt securities, preferred stock, common stock, and warrants for the purchase of its preferred stock or common stock, respectively, of our report dated April 30, 1997 relating to the unaudited condensed consolidated interim financial statements of The Price REIT, Inc. that is included in its Form 10-Q for the quarter ended March 31, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.





                                      /Ernst & Young LLP/


San Diego, California